Tyler Technologies Reports Earnings for First Quarter 2023
SaaS revenues grew 24.4%
PLANO, Texas – April 26, 2023 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the first quarter ended March 31, 2023.
First Quarter 2023 Financial Highlights:
Revenues
Total revenues were $471.9 million, up 3.5% from the first quarter of 2022. On an organic basis, which also excludes COVID-related revenues, revenues grew 7.2%.
Recurring Revenues
Recurring revenues from maintenance and subscriptions were $395.6 million, up 9.1% from the first quarter of 2022, and comprised 83.8% of total revenues (compared to 79.5% for the first quarter of 2022). On an organic basis, recurring revenues grew 10.4%.
•Subscription revenues were $280.5 million, up 14.3% from the first quarter of 2022. On an organic basis, subscription revenues grew 16.4%. Within subscriptions:
◦SaaS revenues grew organically 24.4% to $126.6 million.
◦Transaction-based revenues grew 7.1% to $153.9 million. On an organic basis, transaction-based revenues grew 13.1%.
◦SaaS arrangements comprised approximately 87% of the total new software contract value, compared to approximately 80% for the first quarter of 2022.
•Annualized recurring revenue (ARR) from subscriptions and maintenance was $1.58 billion, up 9.1% from the first quarter of 2022. SaaS bookings and conversions in the quarter added $17.1 million in SaaS ARR.
Earnings/EBITDA
•GAAP operating income was $45.0 million, down 19.5% from the first quarter of 2022. Non-GAAP operating income was $102.2 million, down 7.7% from the first quarter of 2022.
•GAAP net income was $30.9 million, or $0.73 per diluted share, down 22.8% from the first quarter of 2022. Non-GAAP net income was $74.7 million, or $1.76 per diluted share, down 7.6% from the first quarter of 2022.
•Adjusted EBITDA was $112.5 million, down 5.6% from the first quarter of 2022.
Cash Flow
Cash flows from operations were $74.7 million, up 39.5% from the first quarter of 2022. Free cash flow was $63.6 million, up 55.1% from the first quarter of 2022.

Tyler Technologies Reports Earnings
For First Quarter 2023
April 26, 2023

"We began 2023 by delivering strong first quarter results that met or exceeded our expectations for most key metrics," said Lynn Moore, Tyler's president and chief executive officer. "We achieved organic revenue growth of 7.2% even with the impact of short-term headwinds from our new business mix shift and the related decline in software license revenues. Cloud adoption trended higher than anticipated with SaaS comprising 87% of our new software contract value, and free cash flow was robust. We continued to direct cash flow to debt repayment as we reduced our term debt by $120 million during the quarter, bringing our net leverage to 1.5 times proforma EBITDA.
"We saw strong sales performance across our product portfolios as momentum continues to build with cross-division sales synergies and a growing pipeline of active opportunities. The public sector market remains very active, and we are experiencing a robust demand environment reflected in high volumes of request for proposal and demo activity.
"Our cloud initiatives are on track in what we see as a pivotal year in our cloud transition. Importantly, our unparalleled competitive strengths, including the breadth of our products and the depth of our client base, position us well to execute our long-term strategic growth roadmap. We look forward to sharing more details of our mid- to long-term strategy supporting our Tyler 2030 vision during our upcoming investor day on June 15, 2023," concluded Moore.
Guidance for 2023
As of April 26, 2023, Tyler Technologies is providing the following guidance for the full year 2023:
•Total revenues are expected to be in the range of $1.935 billion to $1.970 billion.
•GAAP diluted earnings per share are expected to be in the range of $3.65 to $3.80 and may vary significantly due to the impact of stock option activity on the GAAP effective tax rate.
•Non-GAAP diluted earnings per share are expected to be in the range of $7.50 to $7.65.
•Interest expense is expected to be approximately $26 million, including approximately $5 million of non-cash amortization of debt discounts and issuance costs.
•Pretax non-cash, share-based compensation expense is expected to be approximately $109 million.
•Research and development expense is expected to be in the range of $108 million to $110 million.
•Fully diluted shares for the year are expected to be in the range of 42.5 million to 43.0 million shares.
•GAAP earnings per share assumes an estimated annual effective tax rate of approximately 18.5% after discrete tax items, including approximately $7 million of discrete tax benefits related to share-based compensation.
•The non-GAAP annual effective tax rate is expected to be 22.0%.
•Capital expenditures are expected to be in the range of $63 million to $65 million, including approximately $37 million of capitalized software development costs. Total depreciation and amortization expense is expected to be approximately $149 million, including approximately $109 million from amortization of acquisition intangibles.

Tyler Technologies Reports Earnings
For First Quarter 2023
April 26, 2023

GAAP to non-GAAP guidance reconciliation
Non-GAAP diluted earnings per share excludes the estimated full-year impact of non-cash share-based compensation expense and employer portion of payroll tax related to employee stock transactions of approximately $109 million, amortization of acquired software and intangible assets of approximately $109 million, and acquisition-related costs, lease restructuring and other asset write-off costs of approximately $2 million. Additionally, the non-GAAP tax rate of 22.0% is estimated periodically as described below under "Non-GAAP Financial Measures" and excludes approximately $7 million of estimated discrete tax benefits that are included in the GAAP estimated annual effective tax rate.
Conference Call
Tyler Technologies will hold a conference call on Thursday, April 27, 2023, at 10:00 a.m. ET to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: https://conferencingportals.com/event/dXimaDxA. Registered participants will receive an email with a calendar reminder and dial-in number and PIN that will allow them to listen to the call live.
The live audio webcast and archived replay can also be accessed at http://investors.tylertech.com/events-and-presentations/default.aspx.
About Tyler Technologies, Inc.
Tyler Technologies (NYSE: TYL) provides integrated software and technology services to the public sector. Tyler's end-to-end solutions empower local, state, and federal government entities to operate more efficiently and transparently with residents and each other. By connecting data and processes across disparate systems, Tyler's solutions transform how clients turn actionable insights into opportunities and solutions for their communities. Tyler has more than 40,000 successful installations across more than 13,000 locations, with clients in all 50 states, Canada, the Caribbean, Australia, and other international locations. Tyler has been recognized numerous times for growth and innovation, including Government Technology's GovTech 100 list. More information about Tyler Technologies, an S&P 500 company headquartered in Plano, Texas, can be found at tylertech.com.
Non-GAAP Financial Measures
Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, adjusted EBITDA, and free cash flow. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude share-based compensation expense, employer portion of payroll taxes on employee stock transactions, expenses associated with amortization of intangibles arising from business combinations, acquisition-related expenses, and lease

Tyler Technologies Reports Earnings
For First Quarter 2023
April 26, 2023

restructuring costs and other asset write-offs. Annualized recurring revenues (ARR) is calculated by annualizing the current quarter's recurring revenues from maintenance and subscriptions.
Tyler currently uses a non-GAAP tax rate of 22.0%. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in future periods will be reviewed periodically to determine whether it remains appropriate in consideration of factors including Tyler's periodic annual effective tax rate calculated in accordance with GAAP, changes resulting from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to Tyler's estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.
Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.
Forward-looking Statements
This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) the effects of the COVID-19 pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; (2) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (3) disruption to our business and harm to our competitive position resulting from cyber-attacks and security vulnerabilities; (4) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (5) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (6) material portions of our business require the Internet infrastructure to be adequately maintained; (7) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (8) general economic, political and market conditions, including inflation and increases in interest rates; (9) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (10) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or

Tyler Technologies Reports Earnings
For First Quarter 2023
April 26, 2023

services; (11) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (12) costs of compliance and any failure to comply with government and stock exchange regulations. These factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K and quarterly report on Form 10-Q. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.
(Comparative results follow)
Contact: Brian K. Miller
Executive Vice President & CFO
Tyler Technologies, Inc.
972-713-3720
brian.miller@tylertech.com

Source: Tyler Technologies
#TYL_Financial
23-22

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2023	2022

Revenues:
Subscriptions	$280,465	$245,443
Maintenance	115,130	117,029
Professional services	60,929	70,015
Software licenses and royalties	10,130	16,506
Hardware and other	5,199	7,115
Total revenues	471,853	456,108

Cost of revenues:
Subscriptions, maintenance, and professional services	252,415	242,832
Software licenses and royalties	2,313	1,445
Amortization of software development	2,588	1,164
Amortization of acquired software	8,920	13,221
Hardware and other	5,780	5,028
Total cost of revenues	272,016	263,690

Gross profit	199,837	192,418

Sales and marketing expense	37,103	35,206
General and administrative expense	72,360	62,689
Research and development expense	26,987	23,941
Amortization of other intangibles	18,407	14,714

Operating income	44,980	55,868

Interest expense	(7,684)	(4,804)
Other income, net	1,246	364
Income before income taxes	38,542	51,428
Income tax provision	7,667	11,444
Net income	$30,875	$39,984

Earnings per common share:
Basic	$0.74	$0.97
Diluted	$0.73	$0.94

Weighted average common shares outstanding:
Basic	41,832	41,364
Diluted	42,506	42,443

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended March 31,
Reconciliation of non-GAAP gross profit and margin	2023	2022
GAAP gross profit	$199,837	$192,418
Non-GAAP adjustments:
Add: Share-based compensation expense included in cost of revenues	6,342	6,772
Add: Amortization of acquired software	8,920	13,221
Non-GAAP gross profit	$215,099	$212,411
GAAP gross margin	42.4%	42.2%
Non-GAAP gross margin	45.6%	46.6%

	Three months ended March 31,
Reconciliation of non-GAAP operating income and margin	2023	2022
GAAP operating income	$44,980	$55,868
Non-GAAP adjustments:
Add: Share-based compensation expense	27,896	25,279
Add: Employer portion of payroll tax related to employee stock transactions	479	712
Add: Acquisition-related costs	22	1,031
Add: Lease restructuring costs and other asset write-offs	1,545	—
Add: Amortization of acquired software	8,920	13,221
Add: Amortization of customer and trade name intangibles	18,407	14,714
Non-GAAP adjustments subtotal	57,269	54,957
Non-GAAP operating income	$102,249	$110,825
GAAP operating margin	9.5%	12.2%
Non-GAAP operating margin	21.7%	24.3%

	Three months ended March 31,
Reconciliation of non-GAAP net income and earnings per share	2023	2022
GAAP net income	$30,875	$39,984
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	57,269	54,957
Less: Tax impact related to non-GAAP adjustments	(13,411)	(14,088)
Non-GAAP net income	$74,733	$80,853
GAAP earnings per diluted share	$0.73	$0.94
Non-GAAP earnings per diluted share	$1.76	$1.90

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended March 31,
Detail of share-based compensation expense	2023	2022
Subscriptions, maintenance, and professional services	$6,342	$6,772
Sales and marketing expense	2,393	2,140
General and administrative expense	19,161	16,367
Total share-based compensation expense	$27,896	$25,279

	Three months ended March 31,
Reconciliation of EBITDA and adjusted EBITDA	2023	2022
GAAP net income	$30,875	$39,984
Amortization of customer and trade name intangibles	18,407	14,714
Depreciation and amortization included in cost of revenues, sales and marketing expense, general and administrative expense, and research and development expense	18,420	21,935
Interest expense	7,673	4,813
Income tax provision	7,667	11,444
EBITDA	$83,042	$92,890
Share-based compensation expense	27,896	25,279
Acquisition-related costs	22	1,031
Lease restructuring costs and other asset write-offs	1,545	—
Adjusted EBITDA	$112,505	$119,200

	Three months ended March 31,
Reconciliation of free cash flow	2023	2022
Net cash provided by operating activities	$74,709	$53,541
Less: additions to property and equipment	(2,020)	(4,579)
Less: capitalized software development	(9,079)	(7,947)
Free cash flow	$63,610	$41,015

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$130,845	$173,857
Accounts receivable, net	508,683	577,257
Short-term investments	28,810	37,030
Prepaid expenses and other current assets	77,325	59,098
Total current assets	745,663	847,242

Accounts receivable, long-term portion	9,282	8,271
Operating lease right-of-use assets	48,627	50,989
Property and equipment, net	167,683	172,786

Other assets:
Software development costs, net	54,565	48,189
Goodwill	2,489,084	2,489,308
Other intangibles, net	976,359	1,002,164
Non-current investments	14,544	18,508
Other non-current assets	49,828	49,960
Total assets	$4,555,635	$4,687,417

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$226,883	$236,754
Operating lease liabilities	11,413	10,736
Current income tax payable	69,337	43,667
Deferred revenue	497,395	568,538
Current portion of term loans	30,000	30,000
Total current liabilities	835,028	889,695

Term loans	243,603	362,905
Convertible senior notes due 2026, net	594,914	594,484
Deferred revenue, long-term	1,600	2,037
Deferred income taxes	130,367	148,891
Operating lease liabilities, long-term	46,567	48,049
Other long-term liabilities	17,423	16,967
Total liabilities	1,869,502	2,063,028

Shareholders' equity	$2,686,133	$2,624,389
Total liabilities and shareholders' equity	$4,555,635	$4,687,417

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three months ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$30,875	$39,984
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	38,112	38,149
Gains from sale of investments	—	(55)
Share-based compensation expense	27,896	25,279
Operating lease right-of-use assets expense	3,804	3,082
Deferred income tax benefit	(18,556)	(9,438)
Other	499	—
Changes in operating assets and liabilities, exclusive of effects of acquired companies	(7,921)	(43,460)
Net cash provided by operating activities	74,709	53,541

Cash flows from investing activities:
Additions to property and equipment	(2,020)	(4,579)
Purchase of marketable security investments	(10,617)	(4,592)
Proceeds and maturities from marketable security investments	22,975	22,672
Investment in software development	(9,079)	(7,947)
Cost of acquisitions, net of cash acquired	(1,875)	(116,698)
Other	16	(29)
Net cash provided used by investing activities	(600)	(111,173)

Cash flows from financing activities:
Payment on term loans	(120,000)	(20,000)
Proceeds from exercise of stock options, net of withheld shares for taxes upon equity award	(158)	8,045
Contributions from employee stock purchase plan	3,037	3,678
Net cash used provided by financing activities	(117,121)	(8,277)

Net decrease in cash and cash equivalents	(43,012)	(65,909)
Cash and cash equivalents at beginning of period	173,857	309,171

Cash and cash equivalents at end of period	$130,845	$243,262